SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2009

TAMALPAIS BANCORP
(Exact name of registrant as specified in its charter)

California	000-50878	68-0175592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Las Gallinas Ave, San Rafael California	94903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 526-6400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10th 2009 the Board of Directors of Tamalpais Bank, the primary banking subsidiary of Tamalpais Bancorp (“Registrant”) appointed Jamie Williams as President of Tamalpais Bank.

Mr. Williams, age 55 joined Tamalpais Bank in 2008 as Executive Vice President, Director of Business Banking. Mr. Williams has more than 20 years of experience in the banking industry, and earned his B.S. in Economics from Santa Clara University. Prior to joining Tamalpais Bank, he was the founder of Greater Bay Bank Marin and served as its President and CEO. He has also previously held senior management positions at Westamerica Bank, Wells Fargo Bank and Union Bank. As President of Tamalpais Bank, Mr. Williams focuses on the expansion of the Bank’s business banking strategy, as well as the management of the retail branches, operations and marketing. He also serves as a Director on the Boards of Maggiora & Ghilotti, a Marin-based engineering contracting company, and the not-for-profit Marin Athletic Foundation. Mr. Williams lives in Novato, California with his wife and three daughters.

The Registrant did not enter into or materially modify any material compensatory arrangements with Mr. Williams in connection with the appointment described above. There are no related party transactions between Mr. Williams and the Registrant. Mr. Williams has a second deed of trust mortgage loan on his primary residence in the amount of $183,900 with Tamalpais Bank that was made available through the Tamalpais Bank Employee Loan program.

A press release announcing the appointment was issued on June 16, 2009 and is attached hereto as Exhibit 99.1.

The press release incorporated herein as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

(c)   Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2009	TAMALPAIS BANCORP

/s/ Michael E. Moulton

Michael E. Moulton, Chief Financial Officer (Principal Financial Officer)